Financial Contact:       Mark Van Genderen (414) 343-8002
Media Contact:            Kathleen Lawler (414) 343-4587

HARLEY-DAVIDSON, INC. DECLARES QUARTERLY DIVIDEND

        Milwaukee, Wis., February 15, 2005 – Harley-Davidson, Inc. (NYSE: HDI) announced today that its Board of Directors approved a quarterly cash dividend of 12.5 cents per share, payable March 25, 2005 to shareholders of record as of March 8, 2005.

The Company currently has approximately 294 million shares of common stock outstanding.

Harley-Davidson, Inc. is the parent company for the group of companies doing business as Harley-Davidson Motor Company, Buell Motorcycle Company and Harley-Davidson Financial Services, Inc. Harley-Davidson Motor Company, the only major U.S.-based motorcycle manufacturer, produces heavyweight motorcycles and offers a complete line of motorcycle parts, accessories, apparel, and general merchandise. Buell Motorcycle Company produces sport motorcycles in addition to motorcycle parts, accessories and apparel. Harley-Davidson Financial Services, Inc. provides wholesale and retail financing and insurance programs to Harley-Davidson dealers and customers.